Exhibit 99.1

ACADIA REALTY TRUST REPORTS SECOND QUARTER 2013 OPERATING RESULTS

WHITE PLAINS, NY-(BUSINESS WIRE)-July 29, 2013 - Acadia Realty Trust (NYSE: AKR) today reported operating results for the quarter ended June 30, 2013. All per share amounts are on a fully diluted basis.

Second Quarter 2013 Highlights

Earnings

•	Funds from operations (“FFO”) of $0.31 per share for the second quarter 2013

•	Earnings per share (“EPS”) from continuing operations of $0.15 for the second quarter 2013

Core Portfolio - Strong Same Store NOI; Closed on Two Street Retail Locations in Chicago and Georgetown

•	Same store net operating income (“NOI”) for the second quarter up 7.4% compared to 2012

•	June 30, 2013 portfolio occupancy of 93.7%

•	Closed on $34.3 million of new acquisitions during and after the quarter

Balance Sheet - Continued Strength with Available Capital

•	Core portfolio debt net of cash on hand (“Net Debt”) to EBITDA ratio of 3.6x at June 30, 2013; 4.8x including pro-rata share of Opportunity Funds

•	Combined Net Debt to total equity and debt capitalization (“Total Market Capitalization”) of 24% at June 30, 2013

Fund Platform - Fund IV Acquisitions and Fund II Continued Monetization of Self-Storage

•	Fund IV completed $47.0 million of new acquisitions

•	Fund II closed on the sale of a self-storage asset for $11.8 million

Second Quarter 2013 Operating Results

FFO and Net Income from Continuing Operations for the quarter ended June 30, 2013 were $17.3 million and $8.2 million, respectively, compared to $12.2 million and $5.8 million, respectively, for the quarter ended June 30, 2012. For the six months ended June 30, 2013, FFO and Net Income from Continuing Operations were $34.1 million and $17.8 million, respectively, compared to $21.5 million and $9.3 million, respectively, for the six months ended June 30, 2012.

Earnings for the three and six months ended June 30, 2013 and 2012, on a per share basis, were as follows:

	Quarters ended June 30,			Six Months ended June 30,
	2013	2012	Variance	2013	2012	Variance
FFO per share	$0.31	$0.27	$0.04	$0.62	$0.48	$0.14
EPS from continuing operations	$0.15	$0.13	$0.02	$0.33	$0.21	$0.12
EPS from discontinued operations	$0.01	$0.02	$(0.01)	$0.01	$0.04	$(0.03)
EPS	$0.16	$0.15	$0.01	$0.34	$0.25	$0.09

The following significant items contributed to the above variances in EPS from continuing operations:

	2013 v 2012 Variance
	Quarter	Six Months
Income from 2012/2013 acquisitions and redevelopment projects	$0.03	$0.09
Additional 2013 fee income	0.02	0.05
Additional 2013 interest income	0.02	0.05
Impairment of asset	(0.02)	(0.02)
Dilution from additional outstanding Common Shares	(0.03)	(0.05)
Total variance	$0.02	$0.12

During the quarter ended June 30, 2013, the Company recorded an impairment charge of $1.5 million on the Walnut Hill Plaza located in Woonsocket, Rhode Island, due to market changes. As previously discussed during 2012, the Company anticipates that in the event that this property is disposed of, it would be for an amount not less than the current non-recourse mortgage debt. In such an event, the accretion to net income from a disposition would exceed this current impairment charge.

Existing Core Portfolio Solid Performance; Closed on $34.3 Million of Acquisitions

Acadia's core portfolio (“Core Portfolio”) is comprised of properties that are owned in whole or in part by Acadia outside of its opportunity funds (the “Funds”).

Same-Store NOI and Occupancy

Core Portfolio same-store NOI increased 7.4% for the second quarter 2013 compared to the second quarter 2012, which includes growth of 2.4% from re-anchoring activities at the Bloomfield Town Square and Branch Plaza.

At June 30, 2013, Acadia's Core Portfolio occupancy was 93.7%, as compared to 93.6% as of March 31, 2013. Including space currently leased but not yet occupied, the Core Portfolio was 95.0% leased.

Rent Spreads on New and Renewal Leases

The Company realized an increase in average rents on a GAAP basis, which includes the effect of the straight-lining of rents, of 23.4% on 63,000 square feet of new and renewal leases executed during the second quarter of 2013 in its Core Portfolio. On a contractual rent basis, which excludes straight-line rent, the Company experienced an increase of 13.4% in average rents for these same leases.

Acquisition Activity -New Street Retail in Chicago and Georgetown

The Company has closed on $120.9 million of core acquisitions since the beginning of 2013.

During the second quarter 2013, Acadia closed on 8-12 East Walton Avenue in Chicago, IL for a purchase price of $22.5 million. The property is located on Walton Avenue next door to the Company's property on 930 North Rush Street in the Gold Coast neighborhood of Chicago, which is the prominent high-end and luxury shopping area within the Magnificent Mile, Chicago's premier retail corridor. This newly constructed 8,244 square foot retail property is tenanted by high-end retailers Brioni and BHLDN, a brand of Urban Outfitters.

During July, Acadia closed on 3200-3204 M Street in Georgetown, DC for a purchase price of $11.8 million. This 7,000 square foot property, tenanted by Banana Republic, is located at the intersection of M Street and Wisconsin Avenue, the two most desirable retail corridors in Georgetown. The location benefits from excellent demographics including a population of approximately 321,000 and an average income of approximately $114,000 within a 3-mile radius.

Fund Platform - Closed on $47.0 Million in Acquisitions; Continued Monetization of Self-Storage

Fund IV Capital Deployment

During the second quarter 2013, Fund IV in partnership with MCB Holdings, completed two acquisitions totaling $47.0 million.

The first property, The Promenade at Manassas in Manassas, Virginia, was purchased for $38.0 million. This 265,442 square foot shopping center is anchored by Home Depot, Ashley Furniture, HH Gregg and Planet Fitness.

The second property, 2819 Kennedy Blvd in North Bergen, NJ, was acquired for $9.0 million. This 41,477 square foot property, is situated in a highly trafficked location less than one mile from the entrance to the Lincoln Tunnel, which is one of three major gateways to Manhattan from New Jersey.

Fund II Continued Monetization

During the second quarter 2013, Acadia completed the sale of its Fund II self-storage facility at Pelham Manor which was under contract for sale as of December 2012, for a price of $11.8 million. This property was one of the remaining self-storage assets to be sold following the Company's December 2012 disposition of 12 self-storage facilities. This property is a condominium unit attached to the Company's Pelham Manor Shopping Plaza, which is still owned by Fund II.

Balance Sheet - Continued Strength with Available Capital

Acadia continues to maintain a solid balance sheet with available liquidity and low leverage as evidenced by the following as of June 30, 2013:

•
The Company had total liquidity of $199.3 million, including $61.8 million of cash on hand and $137.5 million available under its unsecured line of credit, excluding the Funds' cash and credit facilities.

•	Core Portfolio Net Debt to EBITDA ratio of 3.6x

•	Including the Company's Core Portfolio debt and pro-rata share of the Company's Fund debt (“Combined”), a Net Debt to EBITDA ratio of 4.8x

•	Combined Net Debt to Total Market Capitalization of 24%

•	Core Portfolio and Combined fixed-charge coverage ratios of 3.2 to 1

Outlook - Earnings Guidance for 2013

The Company reaffirms its previously announced 2013 FFO and EPS forecast. On a fully diluted basis, the Company forecasts that its 2013 annual FFO will range from $1.17 to $1.25 per share and 2013 EPS from $0.66 to $0.71 per share. Management will further discuss its 2013 forecast on the conference call.

Management Comments

“During the second quarter, our team made significant progress across both our core and fund platforms,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Year to date, within our core portfolio, we have acquired $121 million of street-retail assets located in Chicago and Georgetown, Washington, D.C. In doing so, we are continuing to differentiate our core real estate holdings and position the portfolio for solid growth in an evolving retailing environment. With respect to our fund platform, during the second quarter, we made steady progress executing the strategic business plans for our existing assets, while, at the same time, deploying Fund IV capital into new opportunistic and value-add investments.”

Investor Conference Call

Management will conduct a conference call on Tuesday, July 30, 2013 at 2:00 PM ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-771-4371. The pass code is “35232073” or “Acadia Realty”. The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-843-7419, and the passcode will be “35232073#”. The phone replay will be available through Wednesday, August 7, 2013.

About Acadia Realty Trust

Acadia Realty Trust, a fully-integrated equity real estate investment trust, is focused on the acquisition, ownership, management and redevelopment of high-quality retail properties and urban/infill mixed-use properties with a strong retail component located primarily in high-barrier-to-entry, densely-populated metropolitan areas along the East Coast and in Chicago. Acadia owns, or has an ownership interest in, these properties through its core portfolio and its opportunistic/value-add investment funds. Additional information may be found on the Company's website at www.acadiarealty.com.

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia's future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company's forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent annual report on Form 10-K filed with the SEC on February 27, 2013 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company's reliance on revenues derived from major tenants; (iii) the Company's limited control over joint venture investments; (iv) the Company's partnership structure; (v) real estate and the geographic concentration of the Company's properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company's growth strategy; (x) the Company's status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company's website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

(Financial Highlights Follow)

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
Revenues	2013	2012	2013	2012

Minimum rents	$34,555	$24,052	$67,415	$45,760
Percentage rents	297	47	492	290
Mortgage interest income	3,399	2,097	6,297	4,206
Expense reimbursements	7,307	5,760	15,278	11,162
Other property income	351	346	750	418
Management fee income	27	443	42	876
Other income	—	—	2,962	—
Total revenues	45,936	32,745	93,236	62,712
Operating expenses
Property operating	6,202	5,901	13,351	11,358
Real estate taxes	5,695	4,744	10,891	8,883
General and administrative	6,301	5,205	11,927	11,130
Depreciation and amortization	10,976	8,201	21,604	15,351
Total operating expenses	29,174	24,051	57,773	46,722

Operating income	16,762	8,694	35,463	15,990

Equity in earnings of unconsolidated affiliates	815	4,591	3,065	4,535
Impairment of asset	(1,500)	—	(1,500)	—
Interest expense and other finance costs	(10,913)	(7,070)	(21,222)	(13,626)
Income from continuing operations before income taxes	5,164	6,215	15,806	6,899
Income tax (provision) benefit	(7)	(1,039)	133	(1,227)
Income from continuing operations	5,157	5,176	15,939	5,672

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2013	2012	2013	2012

Operating income from discontinued operations	266	3,332	663	5,659
Gain on sale of properties	4,191	2,668	4,191	2,668
Income from discontinued operations	4,457	6,000	4,854	8,327
Net income	9,614	11,176	20,793	13,999
(Income) loss attributable to noncontrolling interests:
Continuing operations	3,054	669	1,846	3,661
Discontinued operations	(3,911)	(5,006)	(4,259)	(6,811)
Net (income) loss attributable to noncontrolling
interests	(857)	(4,337)	(2,413)	(3,150)

Net income attributable to Common Shareholders	$8,757	$6,839	$18,380	$10,849

Supplemental Information
Income from continuing operations attributable to
Common Shareholders	$8,211	$5,845	$17,785	$9,333
Income from discontinued operations attributable to
Common Shareholders	546	994	595	1,516
Net income attributable to Common Shareholders	$8,757	$6,839	$18,380	$10,849

Net income attributable to Common Shareholders per Common Share - Basic
Net income per Common Share - Continuing
operations	$0.15	$0.13	$0.33	$0.21
Net income per Common Share - Discontinued
operations	0.01	0.02	0.01	0.04
Net income per Common Share	$0.16	$0.15	$0.34	$0.25
Weighted average Common Shares	55,160	44,245	54,292	43,491
Net income attributable to Common Shareholders per Common Share - Diluted [2]
Net income per Common Share - Continuing
Operations	$0.15	$0.13	$0.33	$0.21
Net income per Common Share - Discontinued
Operations	0.01	0.02	0.01	0.04
Net income per Common Share	$0.16	$0.15	$0.34	$0.25
Weighted average Common Shares	55,584	44,674	54,723	43,910

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 3

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income attributable to Common Shareholders	$8,757	$6,839	$18,380	$10,849

Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share):
Consolidated affiliates	7,043	5,427	13,587	10,048
Unconsolidated affiliates	650	615	1,201	1,214
Impairment of asset	1,500	—	1,500	—
Gain on sale (net of noncontrolling interests' share):
Consolidated affiliates	(776)	(213)	(776)	(213)
Unconsolidated affiliates	—	(609)	—	(609)
Income attributable to noncontrolling interests' in
Operating Partnership	102	101	225	164
Distributions - Preferred OP Units	5	5	11	10
Funds from operations	$17,281	$12,165	$34,128	$21,463
Funds from operations per share - Diluted
Weighted average Common Shares and OP Units [4]	56,215	45,317	55,378	44,555
Funds from operations, per share	$0.31	$0.27	$0.62	$0.48

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Six Months ended June 30, 2013 and 2012
(dollars in thousands)

RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”) 3

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2013	2012	2013	2012

Operating income	$16,762	$8,694	$35,463	$15,990

Add back:
General and administrative	6,301	5,205	11,927	11,130
Depreciation and amortization	10,976	8,201	21,604	15,351
Less:
Management fee income	(27)	(443)	(42)	(876)
Mortgage interest income	(3,399)	(2,097)	(6,297)	(4,206)
Straight line rent and other adjustments	(1,843)	86	(2,577)	542

Consolidated NOI	28,770	19,646	60,078	37,931

Noncontrolling interest in NOI	(10,773)	(6,225)	(23,824)	(12,693)
Pro-rata share of NOI	17,997	13,421	36,254	25,238
Operating Partnerships' interest in Opportunity Funds	(1,816)	(1,440)	(4,207)	(2,951)
Operating Partnerships' share of unconsolidated joint ventures [1]	796	1,493	1,493	3,182
NOI - Core Portfolio	$16,977	$13,474	$33,540	$25,469

Note:
[1] Does not include share of unconsolidated joint ventures within Opportunity Funds

SELECTED BALANCE SHEET INFORMATION
	As of
	June 30, 2013	December 31, 2012
	(dollars in thousands)

Cash and cash equivalents	$100,022	$91,813
Rental property, at cost	1,507,622	1,249,140
Total assets	2,310,544	1,908,440
Notes payable	1,091,197	727,978
Total liabilities	1,196,657	838,184

Notes:

1 For additional information and analysis concerning the Company's results of operations, reference is made to the Company's Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company's website at www.acadiarealty.com.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Six Months ended June 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

Notes (continued):

2 Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

3 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

4 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted average 606 and 618 OP Units into Common Shares for the quarters ended June 30, 2013 and 2012, respectively and 630 and 620 OP Units into Common Shares for the six months ended June 30, 2013 and 2012, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for each of the quarters and six months ended June 30, 2013 and 2012. In addition, diluted FFO also includes the effect of 424 and 428 employee share options, restricted share units and LTIP units for the quarters ended June 30, 2013 and 2012, respectively and 431 and 419 employee share options, restricted share units and LTIP units for the six months ended June 30, 2013 and 2012, respectively.